Exhibit (10)U

                                 FNB CORPORATION
                            2006 INCENTIVE STOCK PLAN

                                    FORM OF
                        STOCK APPRECIATION RIGHT AGREEMENT
                                      FOR
                             NON-EMPLOYEE DIRECTOR

                               Granted {DATE 1}

This Stock Appreciation Right Agreement evidences the grant of a Stock Appreciation Right ("SAR") to {NAME} (the "Participant") pursuant to
Article VII of the FNB Corporation 2006 Incentive Stock Plan (the "Plan"). This Agreement also describes the terms and conditions of the SAR evidenced by this Agreement.

1. Grant of SARs. In consideration of the services rendered to FNB Corporation (the "Company") and/or its Subsidiaries by the Participant as a member of the Board of Directors of the Company or a Subsidiary, the Company hereby grants to the Participant a SAR with respect to a total of {NUMBER} Shares of the Company's Stock at a Base Value of ${BASE VALUE} per Share. This SAR is granted as of {DATE 1} ("Award Date"). One SAR represents the right to receive the excess, if any, of the Fair Market Value over the Base Price for one Share of Stock. This SAR is granted pursuant to the Plan and is subject to the terms thereof.

2.     Term.

       (a) Normal Term. The term of this SAR is {TERM YEARS} years, until {DATE 2}; provided, however, that this SAR may be terminated earlier as provided below.

       (b) Early Termination. This SAR will terminate on the date the Participant's Board Service (as defined in Paragraph 7) ceases; provided, however that to the extent this SAR is exercisable or becomes exercisable upon cessation of the Participant's Board Service, this SAR will remain exercisable until {DATE 2}.

3.     Exercise.

       (a) Exercisability. This SAR is first exercisable, in whole or in part, on and after the applicable time provided below:

             (i)   Subject to earlier exercisability as provided in (ii) or
                   (iii) below, this SAR shall become exercisable as follows:
                   {VESTING SCHEDULE}.

            (ii) If a Change in Control occurs after the Award Date, before the expiration date of this SAR and during the continuation of the Participant's Board Service (as defined in Paragraph 7), this SAR may first be exercised (to the extent not already exercisable), in whole or in part, after the date such Change in Control occurs.

           (iii) If the Participant's Board Service (as defined in Paragraph 7) ceases as a result of the Participant's retirement from Board Service in accordance with any applicable Company policy on mandatory or permissive, early or normal retirement as in effect at the date of such retirement, death, or total and permanent disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), this SAR may first be exercised (to the extent not already exercisable), in whole or in part, on the date of such cessation of the Participant's Board Service (as defined in Paragraph 7).

       (b) By Whom Exercisable. During the Participant's lifetime, only the Participant may exercise this SAR. If the Participant dies prior to the expiration date of this SAR, without having exercised this SAR as to all of the Shares covered thereby, this SAR may be exercised, to the extent of the Shares with respect to which this SAR could have been exercised on the date of the Participant's death, by the estate or a person who acquired the right to exercise this SAR by bequest or inheritance or by reason of the death of the Participant.

       (c) Exercise. This SAR shall be exercised by delivery on any business day to the Company of a Notice of Exercise in the form attached to this Agreement and payment in full, to the extent required by Paragraph 12, of the amount of any tax the Company is required to withhold as a result of such exercise.

4. Settlement of Exercised SAR. On exercise of a SAR, the Participant shall be entitled to receive, without any payment to the Company (other than required tax withholding amounts), the SAR Value of the exercised SARs, which is an amount equal to the product obtained by multiplying (i) the number of Shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Stock's Fair Market Value per Share on the date of exercise of the SAR over
       (B) the Base Value per Share of the SAR. The SAR Value shall be settled by (i) the issuance of that number of whole Share(s) of Stock (rounded down to the next whole Share) determined by dividing (A) the applicable SAR Value by (B) the Stock's Fair Market Value per Share on the date of exercise and (ii) the payment of cash in lieu of any fractional Share. The stock certificate(s) for the Shares issued upon exercise of the SAR shall be registered on the Company's stock transfer books in the name of the Participant in book entry or electronic form or in certificated form as determined by the Committee.

5. Transferability. This SAR may not be transferred by the Participant, except upon the Participant's death by will or by the laws of descent and distribution.

6. Forfeiture. This SAR shall be forfeited if it is not exercisable at the time of the Participant's cessation of Board Service (as defined in Paragraph 7) if such cessation occurs for any reason other than Participant's retirement from Board Service in accordance with any applicable Company policy on mandatory or permissive retirement, death, or total and permanent disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code).

7.     Board Service.

       (a) For purposes hereof, "Board Service" means membership on the Board of Directors of the Company or a Subsidiary and includes subsequent service as an Employee, if any, as provided in this paragraph. Notwithstanding any contrary provision or implication herein, in determining cessation of Board Service for purposes hereof, transfers between the Boards of Directors of the Company and/or any Subsidiary shall be disregarded and shall not be considered a cessation of Board Service, and changes in status between that of an Employee and a Non-Employee Director shall be disregarded and shall not be considered a cessation of Board Service.

       (b) Nothing under the Plan or in this Agreement shall confer upon the Participant any right to continue Board Service or in any way affect any right of the Company to terminate the Participant's Board Service without prior notice at any time for any or no reason.

8. Compliance with Securities Laws. The Company covenants that it will attempt to maintain an effective registration statement with the Securities and Exchange Commission covering the Shares of Stock of the Company, which are the subject of and may be issued pursuant to this Agreement, at all times during which this SAR is exercisable and there is no applicable exemption from registration of such Shares; provided, however, that this SAR shall not be exercisable for Stock at any time if its exercise would cause the Company to be in violation of any applicable provisions of the federal or state securities law.

9. Administration of Plan. The Plan is administered by a Committee appointed by the Company's Board of Directors. The Committee has the authority to construe and interpret the Plan, to make rules of general application relating to the Plan, to amend outstanding SARs, and to require of any person exercising this SAR, at the time of such exercise, the execution of any paper or the making of any representation or the giving of any commitment that the Committee shall, in its discretion, deem necessary or advisable by reason of the securities laws of the United States or any state, or the execution of any paper or the payment of any sum of money in respect of taxes or the undertaking to pay or have paid any such sum that the Committee shall, in its discretion, deem necessary by reason of the Internal Revenue Code or any rule or regulation thereunder or by reason of the tax laws of any state. All such Committee determinations shall be final, conclusive, and binding upon the Company and the Participant.

10. Capital Adjustments. The number of Shares of Stock covered by this SAR, and the Base Value thereof, will be subject to an appropriate and equitable adjustment, as determined by the Committee, to reflect any stock dividend, stock split, or share combination, and will be subject to such adjustment as the Committee may deem appropriate to reflect any exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation, or the like, of or by the Company.

11. Rights as a Shareholder. The Participant, or a transferee of this SAR, shall have no rights as a shareholder with respect to any Shares subject to this SAR until the date of the exercise of this SAR for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date of such exercise, except as provided in Paragraph 10 hereof.

12. Withholding Taxes. The Company, or one of its Subsidiaries, shall have the right to withhold any federal, state, or local taxes required to be withheld by law with respect to the exercise of this SAR. The Participant will be required to pay the Company, as appropriate, the amount of any such taxes which the Company, or one of its Subsidiaries, is required to withhold. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to or to become due from the Company to the Participant an amount equal to such taxes required to be withheld by the Company to reimburse the Company for any such taxes; or to retain and withhold a number of Shares of Stock having a Fair Market Value on the date of exercise not less than the amount of such taxes, and cancel any such Shares so withheld, in order to reimburse the Company for any such taxes.

13. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

14. Successors. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, heirs, and legal representatives of the respective parties.

15. Prohibition Against Pledge, Attachment, etc. Except as otherwise provided herein, this SAR, and the rights and privileges conferred hereby, shall not be transferred, assigned, pledged, or hypothecated in any way and shall not be subject to execution, attachment, or similar process.

16. Capitalized Terms. Capitalized terms in this Agreement have the meaning assigned to them in the Plan, unless this Agreement provides, or the context requires, otherwise.

To evidence their agreement to the terms and conditions of this SAR, the Company and the Participant have signed this Agreement as of the date first above written.

      FNB CORPORATION                     By:________________________________

                                          Its:_______________________________


      PARTICIPANT:                        ___________________________________
                                          {NAME}

                             NOTICE OF EXERCISE

FNB Corporation
105 Arbor Drive
Christiansburg, Virginia 24073
Attention:  Secretary

I hereby exercise the following number of my SARs granted to me pursuant to that certain Stock Appreciation Right Agreement dated {DATE 1} (the " SAR Agreement") awarded under the FNB Corporation 2006 Incentive Stock Plan (the "Plan"), subject to all of the terms and conditions of the said SAR Agreement and the Plan referred to therein, and hereby notify you of my election to receive Shares of Stock of FNB Corporation, a Virginia corporation (the "Company"), represented by such SARs from the award therein as indicated below.

      Number of SARs Exercised -

If this Notice of Exercise involves fewer than all of the SARs that are subject to the said SAR Agreement, I retain the right to exercise my rights with respect to the balance of the SARs, all in accordance with the terms of the said SAR Agreement.

Subject to any satisfaction of tax withholding pursuant to the next paragraph, I hereby authorize the Company (and any of its Subsidiaries) to withhold from my Board compensation or any other pay from the Company (and any of its Subsidiaries) the applicable minimum amount of any taxes required by law or the said SAR Agreement to be withheld as a result of this exercise.

[ ] [Check only if desired] I request that the Company withhold from the Shares of Stock otherwise to be issued to me in connection with this exercise a sufficient number of Shares of Stock having a value (based on the Stock's Fair Market Value on the date of exercise) needed to satisfy the payment of [ ] all or [ ] $________ of the applicable minimum amount of any taxes required by law and the said SAR Agreement to be withheld as a result of this exercise.

My current address and my Social Security Number are as follows:

                  Address:  ______________________________________________

                  ________________________________________________________

                  Social Security Number:  _______________________________


Date:  _______________                     _______________________________
                                               {NAME}